Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91434, 333-117763, 333-152254, and 333-170026) on Form S-8 of our report dated June 10, 2025 relating to our audit of the financial statements of Mercantile Bank 401(k) Plan as of December 31, 2024, which appears in the Annual Report on Form 11-K of Mercantile Bank 401(k) Plan for the year ended December 31, 2025.

/s/ Plante Moran, PLLC

Cleveland, OH

May 27, 2026